Exhibit 10.1
AMENDED AND RESTATED ANI PHARMACEUTICALS, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.

1.Purpose; Effectiveness.
(a)The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Capitalized terms used herein shall have the meaning ascribed to such term in Section 2 of this Plan.
(b)The Plan was effective as of the Effective Date and was amended and restated effective as of the Amendment Effective Date and any outstanding options in effect on the Amendment Effective Date shall remain subject to the provisions of the Plan in effect on such date and without regard to any changes set forth in the amendment and restatement.

2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.
(b)“Amendment Effective Date” means May 22, 2025, which is the date of the 2025 Annual Meeting of Stockholders of the Company where the Plan will be submitted to the Company’s stockholders for approval.
(c)“Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” has the meaning set forth in the Equity Plan.
(f)“Change of Status Notice” means the agreement used to change a Participant’s payroll deductions, attached in the form of Exhibit B to this Plan, or such other form or method (including electronic forms) as the Administrator may designate from time to time.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Common Stock” means the common stock of the Company, par value $0.0001 per share.
(i)“Company” means ANI Pharmaceuticals, Inc., a Delaware corporation.
(j)“Compensation” means an Employee’s base wages or base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base wages or base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.
(k)“Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan. As of the Amendment Effective Date the following entities are Designated Subsidiaries: ANIP Acquisition Company dba ANI Pharmaceuticals, Inc., a Delaware corporation, Alimera Sciences, Inc., a Delaware corporation, and Novitium Pharma LLC, a Delaware limited liability company.
(l)“Effective Date” means July 1, 2016.
(m)“Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer.

Exhibit 10.1
Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan pursuant to Section 3 below and the treatment of a participant’s payroll deductions upon termination of employment pursuant to Section 10 below.
(n)“Enrollment Date” means the first day of each Offer Period.
(o)“Equity Plan” means the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan (as in effect from time to time) or any successor equity compensation plan thereto.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)“Exercise Date” means the last day of each Purchase Period.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(1)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(2)     If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(3)     In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(s)“Offer Period” means an Offer Period established pursuant to Section 4 hereof.
(t)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)“Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.
(v)“Plan” means this Amended and Restated ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.
(w)“Purchase Period” means a period of approximately six (6) months, or such other period determined by the Administrator, occurring during an Offer Period, during which time a Participant is permitted to purchase shares of Common Stock in accordance with the terms of this Plan.
(x)“Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the lower of (i) Fair Market Value of a share of Common Stock on the Enrollment Date or (ii) Fair Market Value of a share of Common Stock on the Exercise Date; provided that the Administrator may, prior to the start of any Offer Period, establish a higher price per share of Common Stock for the applicable Offer Period.
(y)“Reserve” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
(z)“Subscription Agreement” means the agreement authorizing payroll deductions in the form of Exhibit A to this Plan, or such other form or method (including electronic forms) as the Administrator may designate from time to time.
(aa)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Eligibility.
(a)General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

Exhibit 10.1
(b)Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.
(c)Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless the Administrator determines otherwise for a relevant Offering Period, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is twenty (20) hours or less per week; (ii) Employees whose customary employment is for not more than five (5) months in any calendar year; and (iii) Employees who have been employed for less than one (1) month. The Administrator can also exclude, for any particular Offering Period, (A) any Employee who is a “highly compensated employee” as defined within the meaning of section 414(q) of the Code; (B) any Employee who are subject to rules or laws of a foreign jurisdiction and would be prohibited by such laws from participation of such Employees in the Plan or their participation would cause the Plan to violate a requirement of Section 423 of the Code; (C) any Employee who has not been employed at least two (2) years; or (D) any Employee also excludable under Section 423 of the Code and the regulations and guidance issued thereunder. Any exclusion set forth in this Section 3(c) shall be applied in an identical manner for an Offer Period to all Employees and in accordance with Treasury Regulation Section 1.423-2(e).

4.Offer Periods.
(a)The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The Administrator shall determine the duration of each Offer Period, subject to Sections 18(b) and 19; provided that in no event shall the Offer Period exceed twenty-seven (27) months. The Administrator will establish a Purchase Period during an Offer Period, as well as the Enrollment Date and Exercise Date applicable to such Purchase Period.
(b)A Participant shall be granted a separate option for each Offer Period in which the Participant participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.
(c)If on the first day of any Purchase Period in an Offer Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically, and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.
(d)Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.Participation.
(a)An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the Subscription Agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.
(b)Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

Exhibit 10.1

6.Payroll Deductions.
(a)At the time a Participant files a Subscription Agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%), or such lesser maximum amount as required under Applicable Law, of the Compensation which the Participant receives during the Offer Period, unless the Administrator establishes a different maximum percentage prior to the Enrollment Date of the applicable Offer Period (subject to the limitations of Section 3 and Section 7).
(b)Unless otherwise permitted by the Administrator for an applicable Purchase Period, (i) all payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only and (ii) Participant may not make any additional payments into such account. To the extent necessary to comply with local law, the Administrator may permit Participants in one or more offerings to make contributions to the Plan by means other than payroll deductions.
(c)A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a Change of Status Notice authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company’s receipt of the Change of Status Notice unless the Company elects to process a given change in participation more quickly. A Participant’s Subscription Agreement (as modified by any Change of Status Notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.
(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to zero percent (0%). Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

7.Grant of Option. On each Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) shares of the Common Stock, subject to adjustment as provided in Section 18 hereof; provided that, subject to the limitations described in Section 3(b), Section 6 and Section 12 hereof, in connection with any offering, the Administrator may (i) specify a maximum number of shares of Common Stock that may be purchased by any single Participant in any Purchase Period, and if no such limit is specified for an applicable Purchase Period, such limit shall be two hundred fifty (250) shares of Common Stock; and (ii) specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such offering. For the avoidance of doubt, the Administrator shall have the discretionary authority, exercisable prior to the start of any Offer Period, to increase or decrease the limitations to be in effect for the number of shares of Common Stock purchasable per Participant in any Purchase Period.

8.Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant’s option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares of Common Stock subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price (subject to the limitation on the maximum number of shares of Common Stock purchasable per Participant set forth above). No fractional shares of Common Stock will be purchased, unless otherwise determined by the Administrator. Any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant’s account following the purchase of shares of Common Stock on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

Exhibit 10.1

9.Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares of Common Stock purchased upon exercise of the Participant’s option; provided that the Company shall not be required to issue such a certificate if the Participant’s ownership of applicable shares of Common Stock is appropriately noted in the electronic records of the Company and/or its keeper of stockholder records.

10.Withdrawal; Termination of Employment.
(a)A Participant may, no later than fourteen (14) days (or such other period as determined by the Administrator) prior to Exercise Date, either (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving written notice to the Company with a Change of Status Notice. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date, and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new Subscription Agreement.
(b)Upon termination of a Participant’s employment relationship at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. Upon termination of a Participant’s employment relationship within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant’s death, the person or persons entitled to the Participant’s account balance under Section 14) withdraws from the Plan by submitting a Change of Status Notice in accordance with subsection (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant’s account following the Participant’s termination of employment and the Participant’s option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

11.Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.Stock.
(a)Following the Amendment Effective Date, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be the sum of 500,000 shares of Common Stock plus the number of authorized and unissued shares of Common Stock authorized under the Plan prior to the Amendment Effective Date, in each case subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may provide that the Company shall (i) make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Dates or Exercise Date, as applicable,

Exhibit 10.1
in a uniform and nondiscriminatory manner, and (ii) either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below.
(b)A Participant will have no interest or voting right in shares of Common Stock covered by the Participant’s option until such shares of Common Stock are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant’s spouse.

13.Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14.Designation of Beneficiary.
(a)Each Participant will file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares of the Common Stock and/or cash to the Participant’s spouse, or if no spouse of the Participant is known to exist or survive the Participant, to the estate of the Participant.

15.Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

18.Adjustments Upon Changes in Capitalization; Change in Control.
(a)Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares of Common Stock that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any

Exhibit 10.1
class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.
(b)Change in Control. In the event of a proposed Change in Control, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Change in Control, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:
(1)    the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or
(2)    the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares of Common Stock subject to the option and the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(1) above.
(c)For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Change in Control, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Change in Control and its determination shall be final, binding and conclusive on all persons.

19.Amendment or Termination.
(a)The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially and adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been “materially and adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock

Exhibit 10.1
pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares of Common Stock issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

22.Term of Plan. The Plan was effective on the Effective Date and shall be amended and restated as of the Amendment Effective Date. The Plan shall continue in effect for a term of twenty (20) years following the Effective Date unless sooner terminated under Section 19.

23.Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28.Dispute Resolution. The provisions of this Section 28 (and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the Delaware Court of Chancery for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in the United States District Court for the District of Delaware) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR

Exhibit 10.1
PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.